SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO ETF Trust

650 Newport Center Drive

Newport Beach, California 92660

November 4, 2019

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Dear Sirs and Madams:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1.    The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund (the “Fund”) is a separate investment portfolio of the Trust.

2.    The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust on the Effective Date as that term is defined in the Contract.

3.    As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Fund to Schedule A, and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5.    This Supplement and the Contract shall become effective with respect to the Fund on November 4, 2019 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract and Supplement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract and Supplement may, in any event, be terminated at any time without the payment of any penalty, by the Fund or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO ETF Trust

By:
Title:	President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:
Title:	President

SCHEDULE A

Distribution Contract

between PIMCO ETF Trust and

PIMCO Investments LLC

[●], 2019

This contract relates to the following Funds:

  PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

  PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

  PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

  PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

  PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

  PIMCO Active Bond Exchange-Traded Fund

  PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

  PIMCO Enhanced Low Duration Active Exchange-Traded Fund

  PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

  PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund

  PIMCO Government Limited Maturity Active Exchange-Traded Fund

  PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

  PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

  PIMCO Prime Limited Maturity Active Exchange-Traded Fund

  PIMCO Short Term Municipal Bond Active Exchange-Traded Fund